EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-37304, 333-74940, 333-114979, 333-123948, 333-137869 and 333-158500 on Form S-8 of our report dated April 1, 2010, relating to the consolidated financial statements of The Management Network Group, Inc. appearing in this Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended January 2, 2010.

/s/ DELOITTE & TOUCHE LLP

KANSAS CITY, MISSOURI
April 1, 2010